UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2007

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.

4.00% Exchangeable Senior Notes due 2012

On May 8, 2007, PREIT Associates, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Pennsylvania Real Estate Investment Trust (the “Company”), issued $250.0 million aggregate principal amount of 4.00% Exchangeable Senior Notes due 2012 (the “Notes”). The terms of the Notes are governed by an indenture dated May 8, 2007 (the “Indenture”) among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. On May 9, 2007, the Operating Partnership issued an additional $37.5 million aggregate principal amount of the Notes pursuant to the exercise of an over-allotment option by the Initial Purchasers (as defined below).

The Notes and the common shares of beneficial ownership of the Company (the “Common Shares”) issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes, including the Notes issued pursuant to the exercise of the over-allotment option, were approximately $280.4 million, after deducting the Initial Purchasers’ commissions and offering expenses. The net proceeds were used for the repayment of indebtedness under our Credit Facility, the cost of the related capped call transactions, and for other general corporate purposes.

The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on June 1 and December 1 of each year, beginning December 1, 2007, until the maturity date of June 1, 2012. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

Prior to maturity, the Operating Partnership may not redeem the Notes except to preserve the Company’s status as a real estate investment trust.

The Notes bear interest at 4.00% per annum and contain an exchange settlement feature. Pursuant to this feature, upon surrender of the Notes for exchange, the Notes will be exchangeable for cash equal to the principal amount of the Notes and, with respect to any excess exchange value, for cash, Common Shares or a combination of cash and Common Shares at an initial exchange rate of 18.303 Common Shares per $1,000 principal amount of Notes. At the initial exchange rate, the Notes are exchangeable for Common Shares at an exchange price of approximately $54.64 per Common Share, representing an approximately 20% premium over the last reported sale price of the Common Shares on May 2, 2007, which was $45.53 per Common Share. The Notes will be exchangeable only under the following circumstances:

•

during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter) if, and only if, the closing sale price of the Common Shares for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share of the Common Shares in effect on the applicable trading day;

•

during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the Notes was less than 98% of the product of the closing sale price of the Common Shares multiplied by the applicable exchange rate;

•	if the Notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•

if the Company elects to distribute to all holders of its Common Shares (1) any rights, warrants or options entitling such holders for a period of up to 45 days to subscribe or purchase the Common Shares at a price less than the closing sale price of the Common Shares on the business day immediately preceding the date the Company declares such a distribution or (2) assets, debt securities or rights to purchase securities of the Company or the Operating Partnership that would have a per share value exceeding 15% of the average closing prices of the Common Shares for the five trading days immediately preceding the date the Company declares such a distribution;

•

if the Common Shares cease to be listed on a U.S. national or regional exchange and are not quoted on the over-the-counter market as reported by Pink Sheets LLC or any similar organization, in each case for 30 consecutive trading days; or

•	at any time from, and including, March 1, 2012 to, and including, May 31, 2012.

If a “designated event” occurs at any time prior to maturity, holders of the Notes may require the Operating Partnership to repurchase their Notes in whole or in part for cash equal to 100% of the principal amount of the Notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Common Shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property (provided that a “designated event” will not be deemed to have occurred if at least 90% of the consideration in the transaction or event consists of shares of common stock traded on a national or regional securities exchange or quoted on any established automated over-the-counter trading market in the United States and as a result of the transaction, the Notes become exchangeable for such shares of common stock);

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Operating Partnership, any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of directors;

•

during any period of twelve consecutive months after May 8, 2007 (for so long as the Company is the sole owner of the general partner of the Operating Partnership immediately prior to any such transaction), persons who at the beginning of such twelve-month period constituted the board of trustees of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of trustees who were either members of the board of trustees at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of trustees of the Company; or

•

the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the sole owner of the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its shareholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a designated event for purposes of this definition.

If a transaction described in the first bullet under the definition of a “designated event” above occurs and a holder elects to exchange its Notes in connection with such transaction, the Operating Partnership will increase the applicable exchange rate for the Notes surrendered for exchange by a specified number of additional Common Shares as a “make whole premium,” which will be determined by reference to the date such designated event becomes effective and the price paid per Common Share.

Certain events are considered “events of default,” which may result in the accelerated maturity of the Notes, including:

•	a default for 30 days in the payment of any installment of interest under the Notes;

•	a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Notes, when the same becomes due and payable;

•

the Operating Partnership’s failure to deliver cash, Common Shares or a combination of cash and Common Shares within 15 days after the due date upon an exchange of the Notes, together with any cash due in lieu of fractional Common Shares;

•

the Operating Partnership’s failure to comply with any of its other agreements in the Notes or the Indenture, other than an agreement solely for the benefit of a series of debt securities other than the holders of Notes, upon receipt of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after receiving notice of such failure;

•

failure to pay when due and payable the principal of, or interest on, any indebtedness for money borrowed by the Operating Partnership, the Company, or any subsidiary of the Operating Partnership or the Company in an outstanding principal amount of $10.0 million or more (or $80.0 million or more in the case of nonrecourse indebtedness to the Operating Partnership, the Company or any subsidiary of the Operating Partnership or the Company) and in any case such failure continues beyond any applicable notice and cure periods;

•	the Operating Partnership’s failure to provide timely notice of a “designated event;” or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any significant subsidiary (as defined in Regulation S-X under the Securities Act) or any substantial part of their respective property.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, in their capacity as the Initial Purchasers, dated May 8, 2007 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•

file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer (“WKSI”)) with the Securities and Exchange Commission by September 5, 2007 to cover resales of the underlying Common Shares that may be issuable upon exchange of the Notes;

•	if the shelf registration statement is not an automatic shelf registration statement, use its reasonable efforts to have that registration statement declared effective by December 4, 2007; and

•

use its reasonable efforts to keep the registration statement effective until the earlier of (1) the 20th trading day immediately following the maturity date of June 1, 2012, or (2) the date on which there are no longer any Notes or “restricted” (within the meaning of Rule 144 under the Securities Act) Common Shares outstanding that have been issued upon exchange of any Notes.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount of the Notes thereafter until the registration default is cured.

Capped Call Transactions

In connection with the offering of the Notes, the Company and the Operating Partnership entered into capped call transactions with affiliates of the Initial Purchasers (the “Capped Call Confirmations”). These agreements effectively increase the exchange price of the Notes to approximately $63.74, which represents a 40% premium to the May 2, 2007 closing price of $45.53 per Common Share. The Capped Call Confirmations cover, subject to anti-dilution adjustments similar to those contained in the Notes, approximately 4.6 million Common Shares. The cost of these agreements was approximately $12.6 million and will be recorded as a charge in the shareholders equity section of the Company’s balance sheet.

The Capped Call Confirmations are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per Common Share, as measured under the terms of the Capped Call Confirmations, at the time of exercise is greater than the strike price of the Capped Call Confirmations, which corresponds to the initial conversion price of the Notes and is subject to certain adjustments similar to those contained in the Notes. If, however, the market value per Common Share exceeds the 40% premium cap price of the Capped Call Confirmations, as measured under the terms of the Capped Call Confirmations, the dilution mitigation under the Capped Call Confirmations will be limited, which means that there would be dilution to the extent that the then market value per Common Share exceeds the cap price of the Capped Call Confirmations.

The Capped Call Confirmations are separate contracts entered into by the Company and the Operating Partnership with affiliates of the Initial Purchasers and are not part of the terms of the Notes and will not affect the Note holders’ rights under the Notes.

In connection with hedging the Capped Call Confirmations, the affiliates of the Initial Purchasers have advised the Company that they or their respective affiliates expect to enter into various derivative transactions with respect to the Common Shares during the 50 consecutive trading days beginning on, and including, the trading day after any exchange date relating to a Note (if such exchange date occurs prior to March 1, 2012) or the first 50 trading days beginning on, and including, the 52nd scheduled trading day prior to the stated maturity date (if such exchange date occurs on or after March 1, 2012). These activities could have the effect of increasing or preventing a decline in the price of the Common Shares during the period around an exchange date or the maturity date.

The Indenture (including the form of the Company’s Guarantee of the Notes), the form of the Notes, the Registration Rights Agreement and the Capped Call Confirmations are set forth as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of these documents is qualified in its entirety by reference to the text of the documents.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture dated May 8, 2007 among PREIT Associates, L.P., as issuer, Pennsylvania Real Estate Investment Trust, as guarantor, and U.S. Bank National Association, as trustee
4.2	Form of 4.00% Exchangeable Senior Note due 2012
4.3	Registration Rights Agreement dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC
10.1	Capped Call Confirmation dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and Merrill Lynch Financial Markets, Inc.
10.2	Capped Call Confirmation dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and Citibank, N.A.
10.3	Capped Call Confirmation dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and UBS AG, London Branch

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 10, 2007	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
4.1	Indenture dated May 8, 2007 among PREIT Associates, L.P., as issuer, Pennsylvania Real Estate Investment Trust, as guarantor, and U.S. Bank National Association, as trustee
4.2	Form of 4.00% Exchangeable Senior Note due 2012
4.3	Registration Rights Agreement dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC
10.1	Capped Call Confirmation dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and Merrill Lynch Financial Markets, Inc.
10.2	Capped Call Confirmation dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and Citibank, N.A.
10.3	Capped Call Confirmation dated May 8, 2007 among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and UBS AG, London Branch